UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 19, 2008

Nelnet, Inc.

(Exact name of registrant as specified in its charter)

Nebraska (State or other jurisdiction of incorporation)	001-31924 (Commission File Number)	84-0748903 (IRS Employer Identification No.)

121 South 13th Street, Suite 201, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 19, 2008, the Securities and Exchange Commission notified Nelnet, Inc. (the “Company”) that its new universal shelf registration statement was declared effective. The Company’s universal shelf registration statement allows the Company to sell up to $825 million of securities that may consist of Class A common stock, preferred stock, unsecured debt securities, warrants, stock purchase contracts, and stock purchase units. The terms of any securities are established at the time of the offering. The Company previously consummated debt offerings totaling $475 million under its prior universal shelf registration statement, which has now expired.

The Company may issue equity and debt securities in the future in order to improve capital, increase liquidity, refinance upcoming maturities, or provide for general corporate purposes. Moreover, the Company may from time-to-time repurchase certain amounts of its outstanding debt securities, including debt securities which the Company may issue in the future, for cash and/or through exchanges for other securities. Such repurchases or exchanges may be made in open market transactions, privately negotiated transactions, or otherwise. Any such repurchases or exchanges will depend on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions, compliance with securities laws, and other factors. The amounts involved in any such transactions may be material.

Information other than historical facts contained in this report may be considered forward looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance, or financial condition expressed or implied by the forward-looking statements are changes in federal legislation which significantly affect student loan programs, the uncertain nature of management estimates, changes in terms of student loans and the educational credit marketplace, changes in the demand for educational financing or in financing preferences of educational institutions, students, and their families, the Company’s ability to maintain its credit facilities or obtain new facilities, the ability of lenders under the Company’s credit facilities to fulfill their lending commitments under those facilities, changes to the terms and conditions of the liquidity programs offered by the Department of Education, changes in the general interest rate environment and in the securitization markets for education loans, constraints on the availability of financing alternatives due to the currently distressed global capital and credit market conditions, and other matters discussed in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2008

NELNET, INC.

By:
/s/ TERRY J HEIMES
Name:	Terry J. Heimes
Title:	Chief Financial Officer and
Treasurer